Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2021 relating to the consolidated financial statements of Enovix Corporation (i.e., Legacy Enovix) for the year ended December 31, 2020, appearing in the proxy statement/prospectus No. 333-253976 of Enovix Corporation (formerly Rodgers Silicon Valley Acquisition Corp.).

/s/ Deloitte & Touche LLP

San Francisco, California

September 22, 2021